Exhibit
32
1
Certifications
Pursuant
to 18
U.S.C. §1350,
As Adopted
Pursuant
to Section 906
of the Sarbanes-Oxley
Act of 2002
Solely
for the
purposes
of complying
with
18
U.S.C. §1350,
as adopted
pursuant
to Section
906 of the
Sarbanes-Oxley
Act of
2002,
we,
the
undersigned
Chief
Executive
Officer
and
Chief
Financial
Officer of
Cal-Maine
Foods,
Inc. (the
“Company”),
hereby
certify,
based
on
our
knowledge,
that the
Quarterly Report
on Form 10-Q of the Company
for the quarter
ended
August
29,
2026
(the
“Report”)
fully
complies
with
the requirements
of Section
13(a) or 15(d) of the
Securities
Exchange
Act of 1934
and
that
the
information
contained
in
the
Report
fairly
presents,
in
all material
respects, the
financial
condition
and results
of
operations
of the Company.
/s/ Sherman
L. Miller
Sherman
L. Miller
President
and Chief
Executive
Officer
/s/ Max
P. Bowman
Max P. Bowman
Vice President
and Chief
Financial
Officer
Date:
September
30, 2026